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                                  EXHIBIT 10.5G

                WILLIAMS-SONOMA, INC. DEFERRED COMPENSATION PLAN


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         EXHIBIT 10.5G: WILLIAMS-SONOMA, INC. DEFERRED COMPENSATION PLAN


                              WILLIAMS-SONOMA, INC.
                           DEFERRED COMPENSATION PLAN
                            (Effective July 1, 1995)

1.       Eligibility

         Certain highly compensated employees of Williams-Sonoma, Inc. (the "Corporation") who are director-level or above, excluding individuals eligible to participate in the Executive Deferral Plan, shall be eligible to participate in this Williams-Sonoma, Inc. Deferred Compensation Plan (the "Plan").

2.       Definitions

         Capitalized terms not otherwise defined in the Plan have the respective meanings set forth in the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan.

         "Administrator" shall mean the Corporation.

3.       Participation

         (a) Time and Form of Election. An eligible employee on November 1 of any calendar year may become a Participant in the Plan (a "Participant") as of the beginning of the next calendar year (or July 1, 1995, if later), by executing a written notice of election to participate and filing such notice with Human Resources at least 10 days prior to the beginning of such calendar year, or July 1, 1995, if applicable. Such notice shall direct that a portion (determined in accordance with Paragraph 4) of the Participant's Compensation, be credited to a Deferred Compensation Account maintained under the Plan as an unfunded book entry stated as a cash balance (the "Participant's Account"). Amounts so credited to the Participant's Account shall constitute "Participant Deferrals."

         (b) Duration of Election. An election to participate in the Plan shall continue in effect until the Participant elects to terminate such participation. Such election to terminate may be effective as of any pay period by filing written notice of termination with the Human Resources at least 15 days prior to the beginning of that pay period. Following such election, a Participant cannot participate in the Plan again until the beginning of the following calendar year. A Participant's election to participate in the Plan shall also be terminated effective as of the first of the month following the month in which it is determined that the Participant is no longer eligible to participate in the Plan. Any


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such termination shall be effective only with respect to the Participant's
Compensation payable thereafter. Amounts credited to the Participant's Account prior to the effective date of termination shall not be effected by such termination and shall be distributed only in accordance with the terms of the Plan.

         (c) Adjustment of Amount Deferred. By written election filed with the Administrator at least 10 days prior to the beginning of the next calendar year, a Participant may elect to change the amount of Compensation to be credited to the Participant's Account commencing with such date. Amounts credited to the Participant's Account prior to the effective date of such change shall not be effected by such change and shall be distributed only in accordance with the terms of the Plan.

4.       Contributions to Participant's Account

         (a) Participant Deferrals. A Participant may elect to defer an amount, equal to a full percentage (from 1% to 6%) of such Participant's Compensation.

         (b) Vesting. Participant Deferrals, and all amounts accrued with respect thereto in accordance with Paragraph 5, shall be vested at the time such amounts are credited to the Participant's Account.


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5.       The Participant's Account

         Participant Deferrals shall be credited to the Participant's Account under the Plan as unfunded book entries stated as cash balances. The Administrator shall from time to time select investment funds which any Participant may designate as hypothetical investments with respect to such Participant's Account balance. The Administrator shall establish such rules as the Administrator deems appropriate regarding such hypothetical investments. Amounts credited to the Participant's Account as Participant Deferrals shall accrue (or be reduced by) amounts equivalent to the pro rata share of earnings (or losses) for each of the Plan's investment funds which the Participant has elected for his account. Such earnings or losses shall be posted quarterly. Amounts credited to the Participant's Account shall continue to accrue (or be reduced by) amounts equivalent to earnings (or losses) until distributed in accordance with the Plan.

6.       Distribution Upon Separation from Service

         Any cash balance credited to a Participant's Account shall be distributed to the Participant in one lump sum payment to be paid to the Participant in cash as soon as practicable based on value as of the quarterly valuation date immediately preceding the date on which the Participant terminates his employment with the Corporation, plus any additional Participant Deferrals since that date.

7.       Distribution on Death

         If a Participant should die before all amounts credited to the Participant's Account have been paid, the balance in such Participant's Account shall be paid in cash as soon as practicable, based on the value as of the quarterly valuation date immediately preceding the Participant's death, plus any additional Participant Deferrals since that date, to the beneficiary designated in a written instrument signed by the Participant and filed with the Administrator. If (a) no such designation has been made or (b) the designated beneficiary has predeceased the Participant and no further designation has been made, then such balance shall be paid to the Participant's spouse, or if no spouse shall survive the Participant, to the Participant's issue upon the principle of representation, or if no issue survive the Participant, then to the estate of the Participant. A Participant may change the designated beneficiary at any time during the Participant's lifetime by filing a subsequent designation in writing with the Administrator.


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8.       Payment in the Event of Hardship

         Upon receipt of a hardship request from a Participant, delivered in writing, the Administrator may make a distribution to the Participant upon determination that the participant has suffered an unforeseeable financial emergency which Participant cannot otherwise meet. The amount distributed to the Participant for such an unforeseeable financial emergency shall not exceed the lesser of: (i) the amount needed to satisfy the unforeseeable financial emergency, or (ii) the value of Participant's Account under the Plan. An unforeseeable financial emergency is a severe financial hardship to Participant as determined under the Williams-Sonoma, Inc.
Employee Profit Sharing and Stock Incentive Plan.

9.       Miscellaneous

         (a) The right of a Participant to receive any amount credited to the Participant's Account shall not be transferable or assignable by the Participant. To the extent that any person acquires a right to receive any amount credited to a Participant's Account hereunder, such right shall be no greater than that of an unsecured general creditor of the Corporation. Except as expressly provided herein, any person having an interest in any amount credited to a Participant's Account under the Plan shall not be entitled to payment until the date the amount is due and payable. No person shall be entitled to anticipate any payment by assignment, pledge or transfer in any form or manner prior to actual receipt thereof.

         (b) The Corporation shall not be required to reserve or otherwise set aside funds for the payment of its obligations hereunder. However, the Corporation may, in its sole discretion, establish funds for payment of its obligations hereunder. Any such funds shall remain assets of the Corporation and subject to the claims of its general creditors. Such funds, if any, shall not be deemed to be assets of the Plan.

         (c) The Administrator shall have full authority to interpret the Plan and make all determinations deemed necessary or desirable for the Plan's implementation.

         (d) The Board of Directors of the Corporation may at any time amend or terminate the Plan. No amendment or termination shall impair the rights of a Participant with respect to amounts then credited to the Participant's Account.

         (e) The Administrator shall have the discretion to waive or shorten the notice period provisions of the Plan in appropriate circumstances.


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         (f)      The establishment of this Plan or any modification hereof
shall not give any Participant or other person the right to remain in the service of the Corporation or any of it subsidiaries, and all Participants and other persons shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         (g) The Administrator shall be entitled to withhold from any payment due under this Plan any and all taxes of any nature required by any government to be withheld from such payment.

         (h)      No loans to Participants shall be permitted under this Plan.

         (i) This Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Corporation and any Participant regarding this Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Corporation and any Participant relating to the subject matter hereof, other than those set forth herein. This Plan and any amendment hereof shall be binding on the Corporation and the Participants and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Corporation by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Participant.

         (j) If any provisions of this Plan shall, to any extent, be invalid or unenforceable, the remainder of this Plan shall not be affected thereby, and each provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

         (k) The administration and interpretation of this Plan shall be governed by the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

         Executed this ____ day of _____________, 1995.


                                                           WILLIAMS-SONOMA, INC.


                                           By _________________________________


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